EXHIBIT 7.2

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 as amended, the undersigned hereby agree to a joint filing with all the Reporting Persons (as such term is defined in Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of common stock of Via Net.Works, Inc., par value US$0.001 per share, and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which when taken together shall constitute one and the same instrument.

In witness whereof, the undersigned hereby execute this Agreement this 23rd day of June, 2005.

Reachtown Limited
By:	/S/ Oleg Tscheltzoff
Name:	OLEG TSCHELTZOFF
Title:	Director

Waco Services Limited
By:	/S/ Mario Kontemeniotis
Name:	MARIO KONTEMENIOTIS
Title:	Director

White Plains Enterprises Limited
By:	/S/ Mario Kontemeniotis
Name:	MARIO KONTEMENIOTIS
Title:	Director